Q3’FY24 Earnings Call Supplemental Presentation May 1, 2024

Forward-looking Statements This presentation is intended exclusively for investors. It is not intended for use in Sales or Marketing. 2 Proprietary and Confidential Property of Accuray Safe Harbor Statement   Statements in this presentation (including the oral commentary that accompanies it) that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this presentation relate, but are not limited, to: expectations regarding adjusted EBITDA and revenue; our ability to deliver on our goals and strategic growth plans; our expectations related to the markets and regions in which we operate; expectations regarding our training centers; and expectations related to new product innovations and offerings as well as revenue growth and market share going forward. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “will be,” “will continue,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to: risks related to the effect of the global macroeconomic environment on our operations and those of our customers and suppliers; disruptions to our supply chain, including increased logistics costs; our ability to achieve widespread market acceptance of our products, including new product offerings and improvements; our ability to develop new products or enhance existing products to meet customers’ needs and compete favorably in the market; our ability to realize the expected benefits of the joint-venture and other partnerships and collaborations; risks inherent in international operations; our ability to effectively manage our growth; our ability to maintain or increase our gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; our ability to meet the covenants under our credit facilities; our ability to convert backlog to revenue; and other risks identified under the heading “Risk Factors” in our quarterly report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2024, and as updated periodically with our other filings with the SEC.    Forward-looking statements speak only as of the date the statements are made and are based on information available to Accuray at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Accuray assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.  Non-GAAP Financial Measures   This presentation also contains non-GAAP financial measures.  Management believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company and facilitates a more meaningful comparison of results for current periods with previous operating results.  Additionally, these non-GAAP financial measures assist management in analyzing future trends, making strategic and business decisions, and establishing internal budgets and forecasts.  A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure is provided in the Appendix. Accuray has also reported certain operating results on a constant currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of foreign currency exchange rate fluctuations. Management believes disclosure of non-GAAP constant currency results is helpful to investors because it facilitates period-to-period comparisons of the company's results by increasing the transparency of the underlying performance by excluding the impact of foreign currency exchange rate fluctuations. Accuray calculates the constant currency amounts by translating local currency amounts in the current period using the same foreign translation rate used in the prior period being compared against rather than the actual exchange rate in effect during the current period.   There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Medical Advice Disclaimer   Accuray Incorporated as a medical device manufacturer cannot and does not recommend specific treatment approaches. Individual results may vary.

Closing the Gaps to Cancer Care Advance Care by providing solutions that address the biggest pain points in RT  Drive Patient Access to radiotherapy treatments in developed and high potential underserved markets Delight Customers by ensuring high operational performance so no patient is rescheduled Hope Confidence Goals

30 Year History of Innovation Helping to Set New Standards in Care for the Radiotherapy Industry First to offer ring gantry platform CyberKnife® Platform TomoTherapy®/ Radixact Platform First robotic SBRT delivery system First SRS/SBRT system to track and automatically adjust for motion in real time First and only robotic radiation delivery system First frameless SRS system First to allow for continuous helical treatment delivery First to integrate CT imaging with a linear accelerator First to integrate daily CT imaging into the treatment process

Our Strategic Growth Plan: Key Pillars Guided by Our Vision: To expand the curative power of radiation therapy to improve as many lives as possible Grow revenue through innovation to advance care and expand access Operational excellence and efficiency Expand service revenue with installed base growth and value-added solutions Profitability expansion Strengthen balance sheet and cash flow

Delivering on Improving Patient Access Solution Showcase at the China Medical Equipment Fair 2024 CyberKnife® System Tomo® C System Largest Healthcare and Medical Equipment Industry Show in China

Expanding Value Added Service Solutions Advancing Care Through Global Training Network Proprietary and Confidential Property of Accuray Accuray Innovation & Partnership Hub - Genolier, Switzerland Incremental training revenue opportunity Existing training hubs in Madison, Wisconsin, Tokyo, Japan and Tianjin, China1 State-of-the-art clinical education accessible around the world 1. Tianjin facility owned by CAMT.

Q3'FY24 and YTD Q3'FY24 Financials

ACCURAY

KEY FINANCIAL METRICS

$M	Q3	Y/Y	Y/Y XFX[2]	YTD	Y/Y	YTD Y/Y XFX[2]
Gross Orders	$89.1M	21%	23%	$246.7M	11%	11%
Revenues	$101.1M	(14%)	(13%)	$312.3M	(5%)	(6%)
Product	$49.6M	(21%)	(20%)	$154.5M	(10%)	(10%)
Service	$51.5M	(7%)	(6%)	$157.8M	(1%)	(1%)
Op. Expenses	$33.6M	(8%)		$110.8M	(2%)	
R&D	$10.9M	(23%)		$40.2M	(6%)	
SG&A	$22.7M	2%		$70.6M	0%	
Adj. EBITDA[1]	$1.1M	(87%)		$9.6M	(49%)	

Q3 Summary

- Product innovation strategy drove customer adoption, leading to another quarter of strong order growth, delivering 21% YOY growth and a robust book to bill ratio of 1.8
- 4% YOY growth in installed base during the quarter, a key catalyst for our service contract business, which was up 2% YOY
- Mixed regional performance: Strong growth in EIMEA and APAC YTD; US headwinds due to longer capital equipment cycles
- Adjusting FY24 full year revenue and aEBITDA[1] guidance to reflect slowdown in the US market and further deterioration of the Yen

1. Adjusted EBITDA is a non-GAAP measure. Please see Slides 11 and 12 for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.
2. Percentages shown on a constant currency basis to facilitate period-to-period comparisons without regard to the impact of foreign currency exchange rate fluctuations. Accuray calculates the constant currency amounts by translating local currency amounts in the current period using the same foreign translation rate used in the prior period being compared against rather than the actual exchange rate in effect during the current period.

Proprietary and Confidential Property of Accuray
8

Adjusted FY24 Guidance Takes into account expectations regarding uncertainty and impact from macro environmental climate, FX and inflation Revenue Adjusted EBITDA1 FY24 Guidance Range $ in millions $432M - $437M $19M - $22M 1 Adjusted EBITDA is a non-GAAP measure.  Please see Slide 13 for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

Thank you

$K GAAP net income (loss) Stock-based compensation Interest expense, net Provision for income taxes Adjusted EBITDA Depreciation and amortization Three Months Ended March 31, 2024 Three Months Ended March 31, 2023 $ $ $ $ (6,342) 1,601 2,735 2,649 444 1,087 599 1,103 1,559 2,707 522 8,347 ERP and ERP related expenditures 0 1,057 GAAP to Adjusted EBITDA Q3 FY’24 and Q3 FY’23 Actual Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA) Restructuring charges 0 800

$K GAAP net income (loss) Stock-based compensation Interest expense, net Provision for income taxes Adjusted EBITDA Depreciation and amortization Nine Months Ended March 31, Nine Months Ended March 31, 2023 2024 $ $ $ $ (18,932) 4,398 7,441 7,990 3,254 9,599 (6,724) 3,430 7,601 7,605 1,912 18,740 ERP and ERP related expenditures 2,815 Restructuring charges 2,633 2,178 2,738 GAAP to Adjusted EBITDA YTD Q3 FY24 and YTD Q3FY23 Actual Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

$K GAAP net income (loss) Stock-based compensation Interest expense, net Provision for income taxes Adjusted EBITDA Depreciation and amortization To From $ $ $ $ (17,400) 6,000 10,300 10,700 4,000 19,000 (14,400) 6,000 10,300 10,700 4,000 22,000 ERP and ERP related expenditures 2,800 2,800 GAAP to Adjusted EBITDA FY’24 – Forward Looking Guidance Actual Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA) Twelve Months Ended June 30, 2024 Restructuring charges 2,600 2,600